Exhibit 10.10

CAMBRIDGE TRUST COMPANY

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

For Michael A. Duca

FIRST AMENDMENT

Cambridge Trust Company (the “Bank”) and Michael Duca (the “Executive”), having reserved in Section 8.1 the power to amend the Cambridge Trust Company  Supplemental Executive Retirement Agreement, adopted as of August 14, 2008 (the “Agreement”), hereby amend the Agreement as set forth  below effective  immediately.

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1.      Amount of Early Termination Benefit. Section 2.2.1 of the Agreement shall be amended in its entirety  as follows.

2.2.1

Amount of Benefit. Provided the Executive has a Separation from Service on or about February 28, 2017, the benefit under this Section  2.2 shall be the benefit  determined under Section 2.1.1 based on an assumed Separation from Service at Executive's Normal Retirement Age (October 26, 2017).

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2.      Except as hereinabove specifically  amended, all provisions  of the Agreement shall continue in full force and effect; provided, however, that the Bank and Executive hereby reserve  the power from time to time to further amend the Agreement as provided  in Section 8.1 therein.

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IN WITNESS WHEREOF, the Bank and Executive have caused this First Amendment of the Agreement to be executed this 22nd day of December, 2016.

EXECUTIVE	CAMBRIDGE TRUST COMPANY

/s/ Michael A. Duca	/s/ Pilar Pueyo
Michael A. Duca	Pilar Pueyo, SVP, Director of Human Resources